Exhibit 4.5

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MAY 2, 2019, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE WARRANT EVIDENCED HEREBY IS EXERCISABLE ON OR BEFORE 5:00 PM (VANCOUVER TIME) ON MAY 2, 2024, SUBJECT TO ACCELERATION OF THE EXPIRY DATE AS SET FORTH HEREIN, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

THE WARRANTS REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRADED.

CANIVATE GROWING SYSTEMS LTD.

(Incorporated under the laws of British Columbia)

Certificate Number: [●]	[●] Warrants to Purchase Units

(NON-TRANSFERABLE)

COMPENSATION WARRANTS

THIS IS TO CERTIFY THAT, for value received, [●] of [●] or its lawful assignee (the “Holder”) is the registered holder of [●] compensation warrants (collectively the “Compensation Warrants” and each a “Compensation Warrant”), each of which entitles the Holder to subscribe for and purchase one unit (collectively the “Units” and each a “Unit”) of Canivate Growing Systems Ltd. (the “Company”) at any time on or before 5:00 p.m. Vancouver time on May 2, 2024 (the “Expiry Date”), subject to acceleration as provided in Part 4 of Schedule A to this Compensation Warrant Certificate, at a price of $1.00 per Unit, subject to the provisions and upon the Terms and Conditions attached hereto as Schedule “A”. Each Unit will consist of one (1) Series A preferred share (a “Preferred Share”) in the capital of the Company and one common share purchase warrant (a “Common Share Warrant”), subject to adjustment as provided for herein. Each Common Share Warrant will entitle the holder thereof to purchase one common share (a “Common Share”) of the Company at a price of $2.00 per Common Share at any time before 5:00p.m. (Vancouver time) on May 2, 2024, subject to acceleration.

The rights represented by this Compensation Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Unit) by surrender of this Compensation Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to the Company at Suite 500, 1112 West Pender Street, Vancouver, BC V6G 2S1 (Attention: Chief Financial Officer), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Units subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

[Signature Page Follows]

IN WITNESS WHEREOF the Company has caused this Compensation Warrant Certificate to be executed by its duly authorized officer, this 2nd day of May, 2019.

CANIVATE GROWING SYSTEMS LTD.

Per:
Authorized Signatory

[Signature Page to Finder’s Warrants]

SCHEDULE “A”

TERMS AND CONDITIONS
ATTACHED TO COMPENSATION WARRANTS
ISSUED BY CANIVATE GROWING SYSTEMS LTD.
(the “Company”)

Each Compensation Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Compensation Warrant.

Part 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1 In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a) “Accelerated Expiry Date” has the meaning set forth in section 4.9 of this Compensation Warrant Certificate;

(b) “Acceleration Notice” has the meaning set forth in section 4.9 of this Compensation Warrant Certificate;

(c) “Common Share Warrant” means a warrant evidenced by a Common Share Warrant Certificate, each entitling the holder thereof to purchase one (1) Common Share (subject to adjustment) on or before the expiry date at the exercise price set forth on the Common Share Warrant Certificate;

(d) “Common Share Warrant Certificate” means the certificate evidencing the Common Share Warrant in the form attached hereto as Schedule “B”;

(e) “Common Shares” means the common shares in the capital of the Company;

(f) “Company” means Canivate Growing Systems Ltd. and includes any successor corporations;

(g) “Company’s auditor” means the accountant duly appointed as auditor of the Company;

(h) “Compensation Warrant” means a warrant as evidenced by a Compensation Warrant Certificate, and each one (1) Compensation Warrant entitles the holder to purchase one (1) Unit (subject to adjustment) on or before the Expiry Date at the Exercise Price set forth on the Compensation Warrant Certificate;

(i) “Compensation Warrant Certificate” means the certificate evidencing the Compensation Warrants;

(j) “Exercise Price” means $1.00 per Unit or as may be adjusted in accordance with Part 5;

(k) “Expiry Date” means the date defined as such on the face page of this Compensation Warrant Certificate;

(l) “Holder” means the registered holder of a Compensation Warrant;

(m) “person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(n) “Preferred Shares” means the Series A preferred shares in the capital of the Company;

(o) “Unit” means a unit of the Company, with each Unit comprising one (1) Preferred Share (or one (1) Common Share of the Company if Section 4.2 of this Compensation Warrant applies), and one (1) Common Share Warrant, subject to adjustment as provided herein; and

(p) “Warrant Exercise Form” means Appendix “B” hereof.

Interpretation

1.2 In these Terms and Conditions, except as otherwise expressly provided herein:

(a) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision;

(b) a reference to a Part means a Part of these Terms and Conditions and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of these Terms and Conditions so designated;

(c) the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d) all dollar amounts referred to herein are expressed in Canadian funds;

(e) time will be of the essence hereof; and

(f) words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Applicable Law

1.3 The Compensation Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as legal contracts under the laws of the Province of British Columbia.

Part 2

ISSUE OF Compensation WarrantS

Issue in Substitution for Lost Compensation Warrants

2.1 In case a Compensation Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Compensation Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Compensation Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Compensation Warrant Certificate, and the Compensation Warrants represented by such substituted Compensation Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Compensation Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Compensation Warrant Certificate.

2.2 The applicant for the issue of a new Compensation Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Compensation Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder not a Shareholder

2.3 The holding of a Compensation Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Compensation Warrant Certificate.

Securities Law Exemption

2.4 The Holder acknowledges and agrees that the Compensation Warrants and any Units issued pursuant to the exercise of any Compensation Warrants have been or will be issued only on a “private placement” basis and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any of such Compensation Warrants and/or Units for resale.

Part 3

OWNERSHIP AND TRANSFER OF compensation Warrant

Exchange of Compensation Warrants

3.1 A Compensation Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Compensation Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Units at the same Exercise Price and on the same terms as the Compensation Warrant Certificate so exchanged.

3.2 The Compensation Warrants may be exchanged only with the Company. Any Compensation Warrants tendered for exchange will be surrendered to the Company and cancelled.

Limitations on Transfer

3.3 The Compensation Warrants are non-transferable, except by operation of law.

Charges for Exchange

3.4 On exchange of Compensation Warrants, the Company, except as otherwise herein provided, may charge a reasonable fee for each new Compensation Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Ownership of Compensation Warrants

3.5 The Company may deem and treat the Holder of a Compensation Warrant as the absolute owner of such Compensation Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

3.6 Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Compensation Warrant Certificate. Any notice mailed to the address of the Holder as set out on the Compensation Warrant Certificate will be deemed to have been received five days from the date of mailing to the Holder or any market intermediary then holding the Compensation Warrants of the Holder in any trust account.

Part 4

EXERCISE OF Compensation WarrantS

Method of Exercise of Compensation Warrants

4.1 The right to purchase Units conferred by a Compensation Warrant may be exercised by the Holder surrendering the Compensation Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque or bank draft payable to, or to the order of Company at the address as set out on the Compensation Warrant Certificate, for the purchase price applicable at the time of surrender in respect of the Units subscribed for in lawful money of Canada to the Company at the address as set out on the Warrant Exercise Form.

4.2 In the event that this Compensation Warrant is exercised at any time after the conversion of the Preferred Shares into Common Shares in accordance with the terms and conditions Preferred Shares, the Units will be comprised of one Common Share and one Common Share Warrant, each subject to the adjustment provisions set forth herein, and any references to issuances of Preferred Shares will be deemed to be a reference to the issuance of Common Shares.

Effect of Exercise of Compensation Warrants

4.3 Upon surrender and payment as aforesaid, the Units so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Units on the date of such surrender and payment, and such Units will be issued at the Exercise Price as may be adjusted in the events and in the manner described herein.

4.4 Within 5 business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person in whose name the Preferred Shares and Common Share Warrants comprising the Units are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Preferred Shares and Common Share Warrants comprising the Units not exceeding those which the Holder is entitled to purchase pursuant to the Compensation Warrant Certificate surrendered.

Subscription for Less than Entitlement

4.5 A Holder may purchase a number of Units less than the number which the Holder is entitled to purchase pursuant to the surrendered Compensation Warrant Certificate. In the event of any purchase of a number of Units less than the number which can be purchased pursuant to a Compensation Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing the Preferred Shares and Common Share Warrants comprising the Units issued on such exercise, and be entitled to receive a new Compensation Warrant Certificate in respect of the balance of the Units which the Holder was entitled to purchase pursuant to the surrendered Compensation Warrant Certificate but which were not then purchased.

Compensation Warrants for Fractions of Units

4.6 To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Unit, such right may be exercised in respect of such fraction only in combination with another Compensation Warrant which in the aggregate will entitle the Holder to receive a whole number of Units.

Expiration of Compensation Warrants

4.7 After the Expiry Date, all rights under the Compensation Warrants will wholly cease and terminate, and the Compensation Warrants will thereupon be void and of no effect.

Exercise Price

4.8 The price per Unit which must be paid to exercise a Compensation Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

Acceleration of Expiry Date

4.9 In the event that the Common Shares trade for a minimum of $3.00 per Common Share for any 10 consecutive trading days at any time prior to the Expiry Date, the Company may accelerate the Expiry Date for the Compensation Warrants as follows:

(a) the Company will be entitled to give notice of acceleration (an “Acceleration Notice”) to the Holder in order to accelerate the Expiry Date;

(b) upon delivery of an Acceleration Notice to a Holder, the Expiry Date will be accelerated to 5:00pm on the date that is 30 calendar days from the date of delivery of the Acceleration Notice to the Holder (the “Accelerated Expiry Date”);

(c) the Holder will be entitled to exercise the Compensation Warrants up to the Accelerated Expiry Date; and

(d) if the Holder does not exercise the Compensation Warrants by the Accelerated Expiry Date, the Compensation Warrant and the rights provided under this Compensation Warrant Certificate will terminate.

Part 5

Adjustments

Adjustments

5.1 If and whenever the Preferred Shares or the Common Shares underlying the Common Share Warrants will be subdivided into a greater or consolidated into a lesser number of Preferred Shares or Common Shares, as applicable, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its shareholders, the Exercise Price and/or the exercise price of the Common Share Warrants will be decreased or increased proportionately, as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of Preferred Shares and/or Common Shares underlying the Common Share Warrants deliverable upon the exercise of a Compensation Warrant and the exercise price of the Compensation Warrant and/or the exercise price of the Common Share Warrant will be increased or decreased proportionately, as the case may be.

5.2 In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company (including, for greater certainty, any triangular merger or three-cornered amalgamation to which the Company is party) or of the sale of substantially all of the property and assets of the Company to any other company (in each case, a “Corporate Event”), each Compensation Warrant will, after such Corporate Event, confer the right to purchase that number of Units or other securities or property of the Company or of the company resulting from such Corporate Event, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Compensation Warrant before the Corporate Event; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in this Part 5 with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in this Part 5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares or other securities or property thereafter deliverable on the exercise of a Compensation Warrant.

5.3 In case of any Corporate Event which results in Compensation Warrants becoming exercisable for units, securities or other property of a corporate entity other than the Company, such corporate entity may elect to deliver to the Holder a new warrant certificate in the name of such corporate entity reflecting the terms of the Compensation Warrants, as adjusted pursuant to §5.2, and upon receipt of such replacement warrant certificate this Compensation Warrant Certificate will be deemed cancelled.

5.4 The adjustments provided for in this Part 5 are cumulative.

Determination of Adjustments

5.5 If any question will at any time arise with respect to any adjustments to be made under §5.1 and §5.2, such question will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other chartered accountant in Vancouver, British Columbia that the Company may designate (acting reasonably) and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

Hold Period

5.6 The Preferred Shares and Common Share Warrants comprising the Units received by the Holder upon the exercise of the Compensation Warrants, and the Common Shares issuable upon exercise of the Common Share Warrants, may be subject to a hold period as determined by the Securities Act (British Columbia) and/or other applicable securities laws.

Part 6

COVENANTS BY THE COMPANY

Reservation of Shares

6.1 The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Preferred Shares and Common Shares to satisfy the rights of purchase provided for in all Compensation Warrants from time to time outstanding.

Part 7

MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

7.1 From time to time the Company may, subject to the provisions of the Compensation Warrant Certificate, when so directed by the Holders, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the circumstances;

(b) making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Compensation Warrants on any stock exchange;

(c) adding to or altering the provisions hereof in respect of the registration of Compensation Warrants making provision for the exchange of Compensation Warrant Certificates of different denominations; and making any modification in the form of Compensation Warrant Certificates which does not affect the substance thereof;

(d) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Compensation Warrants contained as provided hereafter in this Part 7.

Company may Amalgamate on Certain Terms

7.2 Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company will be a company organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which will, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and will succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Compensation Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

Additional Financings

7.3 Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Compensation Warrant is exercisable, upon such terms as the Company may deem appropriate.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Compensation Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Compensation Warrant Certificate(s) to the Company, indicating the number of Units to be acquired.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Compensation Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Canivate Growing Systems Ltd.

Suite 500, 1112 West Pender Street

Vancouver, BC V6G 2S1

Attention: Chief Financial Officer

[End of Appendix “A”]

APPENDIX “B”

COMPENSATION WARRANT EXERCISE FORM

TO:	Canivate Growing Systems Ltd.
Suite 500, 1112 West Pender Street
Vancouver, BC V6G 2S1

Attention: Chief Financial Officer

The undersigned Holder of the within Compensation Warrants hereby subscribes for ____________ units (the “Units”) of Canivate Growing Systems Ltd. (the “Company”) pursuant to the within Compensation Warrants on the terms and price specified in the Compensation Warrants. Each Unit will be comprised of: (i) one (1) Series A preferred share (a “Preferred Share”) and (ii) one (1) common share purchase warrant (a “Common Share Warrant”) of the Company, subject to adjustment as provided in the Compensation Warrant Certificate. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Units.

The undersigned hereby directs that the Preferred Shares and Common Share Warrants comprising the Units be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF UNITS

If the Units are issued prior to completion of the applicable seasoning period under securities legislation, the certificate(s) representing the Preferred Shares and Common Share Warrants comprising the Units will bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MAY 2, 2019, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Compensation Warrant Certificate without alteration. If the certificates representing the Preferred Shares and Common Share Warrants comprising the Units to be issued upon exercise of the Compensation Warrants differs from the registration of the Compensation Warrant Certificates, the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Compensation Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

[End of Appendix “B”]

SCHEDULE “B”

FORM OF COMMON SHARE WARRANT CERTIFICATE

[attached]